SECURITIES AND EXCHANGE COMMISSION

                 WASHINGTON, D. C.   20549

                       ---------------

                          FORM 8-K

                        CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) of THE SECURITIES EXCHANGE ACT OF
1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JUNE 5, 1996

                   GILBERT ASSOCIATES, INC.
- --------------------------------------------------------------
      (Exact name of registrant as specified in its charter)

   Delaware                       0-12588                  23-2280922
- ---------------                ------------         ---------------------
(State of Incorporation)   (Commission File No.)   (IRS Employer I.D. No.)

P.O. Box 1498, Reading, Pennsylvania                          19603
- ------------------------------------------------             --------
(Mailing address of principal executive offices)             (Zip Code)

                               (610) 856-5500
- -------------------------------------------------------------------------
             (Registrant's telephone number, including area code)

GILBERT ASSOCIATES REDEFINES CORPORATE STRATEGY TO FOCUS
EXCLUSIVELY ON TELECOMMUNICATIONS MARKET

Company to Pursue Options and Valuation of Technical Services
Segment


Reading, PA -- June 5, 1996... Gilbert Associates, Inc.'s (Nasdaq/NMS:GILBA) Board of Directors today announced that the Company has begun to explore strategic options for its technical services segment which is composed of Falls Church, Va.-based SRA Technologies ("SRA") and Vienna, Va.-based Resource Consultants, Inc. ("RCI"). Tucker Anthony, Inc., the Boston-based investment banking and securities firm, has been retained to evaluate SRA. The Company is in discussions with several investment bankers about valuation and alternatives for RCI. The decision to explore strategic options for its technical services businesses is a major initiative in the continuing development of the Company's strategic plan.

	Also, as previously disclosed, the Company is continuing to explore options for monetizing its substantial real estate holdings. Alternatives could include an outright sale, a spin-off or leveraging.

	Final decisions and the execution of plans for the three operations could take up to one year to complete. In the interim, and until definite decisions are made, operations at SRA and RCI, along with the Company's real estate division, will continue normally and their results will be included in ongoing operations.


	Timothy S. Cobb, President and Chief Executive Officer of Gilbert Associates commented, "Subsequent to our transition away from the declining power engineering market, which we successfully accomplished through the 1995 sale of Gilbert/Commonwealth and the wind-down of United Energy Services Corporation this year, we decided to concentrate our efforts on our two remaining business segments, telecommunications and technical services.

 After operating in this environment for some time, it is now clear to us that the most effective method to maximize shareholder return will be for the Company to focus exclusively on the high growth telecommunications market. Specifically, we plan to focus our efforts and substantial investments on network equipment, design and service, where the annual industry growth rate is currently approximately 30%."

	Mr. Cobb continued, "This decision was not an easy one, since SRA and RCI, along with our real estate holdings, are all solid performers. But recent favorable changes in the market for government contracting firms and suburban office real estate, along with the increasingly attractive acquisition opportunities in telecommunications, necessitated the timing and shift in direction. Our investors should now have a clearer vision of where we are heading and our approach to get us there."

	With two leading telecommunications products manufacturers, Reading, PA-based GAI-Tronics Corporation and Aurora, Colorado-based XEL Communications, Gilbert currently operates in the $800 million industrial telecommunications market and the $19 billion network equipment market. GAI-Tronics' specialized equipment for rugged environments is currently used by customers such as Phillips Petroleum, Arco Chemical, Israel Electric, Dow Chemical, Con Edison and DuPont. GAI-Tronics, through its IAI division, is a major supplier of wireless products to Motorola's Mobile Radio Division. XEL's customer base includes GTE, all seven regional bell operating companies, as well as United Telephone. Internationally, XEL serves Canada and Mexico, where its chief customer is TELMEX.

SRA and RCI Background Information

	SRA Technologies provides specialized contract research, analysis and management services to government and commercial clients in the biomedical science, environmental and energy-related markets. It is also one of the nation's top viral diagnostic laboratories. RCI serves federal government agencies and the private sector through a wide variety of professional and technical services. The company's specialties include human resource management, engineering services, information technology and logistics support. Together, SRA and RCI comprised 49% of Gilbert Associates' 1996 first quarter revenues and are expected to account for nearly 46% of total 1996 revenues.

	Reading, Pennsylvania-based, Gilbert Associates, Inc. is a holding company whose subsidiaries operate in the telecommunications and technical services markets.




SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                   	GILBERT ASSOCIATES, INC.
                    (Registrant)

			              /s/Paul H. Snyder
	                  	Paul H. Snyder
					               Vice President and
		                		Chief Financial Officer


Date:  June 7, 1996